                          Exhibit 99(e)
               Union Pacific Motor Freight Company
                    Agreement Employee 401(k)
                      Retirement Thrift Plan

         Financial Statements and Supplemental Schedules
        for the Period January 1, 1994 (Date of Inception)
            through December 31, 1994 and Independent
                         Auditors' Report

          UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
              EMPLOYEE 401(K) RETIREMENT THRIFT PLAN

                   INDEX TO FINANCIAL STATEMENT


                                                                 Page
                                                                 ----

Independent Auditors' Report . . . . . . . . . . . .             F-2


Financial Statements:

     Statement of Net Assets Available for Benefits,
      with Supplemental Information by Fund,
      as of December 31, 1994. . . . . . . . . . . .             F-3 - F-4

     Statement of Changes in Net Assets Available for
      Benefits, with Supplemental Information by Fund,
      for the period January 1, 1994 (Date of Inception)
      through December 31, 1994, as of
      December 31, 1994. . . . . . . . . . . . . . .             F-5 - F-6

     Notes to Financial Statements . . . . . . . . .             F-7 - F-9

Supplemental Schedules as of December 31, 1994 and for the period January 1, 1994(Date of Inception) through December 31, 1994:

     Item 27a - Schedule of Assets Held for
      Investment Purposes. . . . . . . . . . . . . .             F-10

     Item 27d - Schedule of Reportable
      Transactions . . . . . . . . . . . . . . . . .             F-11




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


Union Pacific Motor Freight Company Agreement
  Employee 401(k) Retirement Thrift Plan:

We have audited the accompanying statement of net assets available for benefits of the Union Pacific Motor Freight Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1994, and the related statement of changes in net assets available for benefits for the period January 1, 1994 (Date of Inception) through December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and the changes in net assets available for benefits for the period January 1, 1994 (Date of Inception) through December 31, 1994 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 12, 1995


                                                                                            Page 1 of 2


                                       UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                                           EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                                       STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                     DECEMBER 31, 1994



                                     --------------Supplemental Information by Fund-------------
                                       Union                      Vanguard Index      Vanguard
                                      Pacific        Vanguard       Trust-500        Investment
                            Total     Company       Wellington      Portfolio         Contract
                            Plan     Stock Fund        Fund           Fund           Trust Fund
                            ----     ----------     ----------    --------------     ----------
ASSETS:

Investments at fair
 value (Note 3):         $78,881      $27,602         $19,860         $23,551           $6,327

Employee
 contributions
 receivable                5,002        1,818           1,215           1,283              343
                         -------      -------         -------         -------           ------

     Total assets         83,883       29,420          21,075          24,834            6,670
                         -------      -------         -------         -------           ------

Net assets available
 for benefits            $83,883      $29,420         $21,075         $24,834           $6,670
                         =======      =======         =======         =======           ======


The accompanying notes are an integral part of these financial statements.


                                                                                   Page 2 of 2


                               UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                                       401(k) RETIREMENT THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                             DECEMBER 31, 1994


                               --------Supplemental Information by Fund---------
                                                  Vanguard         Vanguard
                                   Vanguard      International       Total
                                      US            Growth           Bond
                                    Growth        Portfolio         Market
                                     Fund           Fund             Fund
                                   --------      -------------     --------
ASSETS:

Investments at fair
 value (Note 3):                     $ 56            $1,485         $  -

Employee
 contributions
 receivable                            -                343            -
                                     ----            ------         -------

       Total assets                    56             1,828            -
                                     ----            ------         -------
Net assets available
 for benefits                        $ 56            $1,828         $  -
                                     ====            ======         =======


The accompanying notes are an integral part of these financial statements.


                                                                                                    Page 1 of 2


                         UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                             EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE PERIOD JANUARY 1, 1994 (DATE OF INCEPTION)
                                   THROUGH DECEMBER 31, 1994

                                               -------------Supplemental Information by Fund------------
                                                 Union                     Vanguard Index      Vanguard
                                                Pacific       Vanguard       Trust-500        Investment
                                      Total     Company      Wellington      Portfolio         Contract
                                      Plan     Stock Fund       Fund           Fund           Trust Fund
                                      ----     ----------    ----------    --------------     ----------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
  Net appreciation
    (depreciation)
   in fair value of
   investments (Note 3)            $(6,412)     $(5,575)     $  (529)       $  (129)            $   -
  Interest                             174          -            -              -                   174
  Dividends                          1,685          572          548            518                 -
                                   -------      -------      -------        -------             -------
                                    (4,553)      (5,003)          19            389                 174

CONTRIBUTIONS:
 Employee                           90,434       34,081       21,056         26,521               7,180
                                   -------      -------      -------        -------             -------

   Total Additions                  85,881       29,078       21,075         26,910               7,354
                                   -------      -------      -------        -------             -------

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Distributions to participants      1,998          -            -              -                   -

Net Transfers of Assets
 to (from) Other Funds                 -           (342)         -            2,076                 684
                                   -------      -------      -------        -------             -------
NET INCREASE                        83,883       29,420       21,075         24,834               6,670

NET ASSETS AVAILABLE
 FOR BENEFITS:
   Date of Inception                   -            -            -              -                   -
                                   -------      -------      -------        -------             -------

   End of Year                     $83,883      $29,420      $21,075        $24,834             $ 6,670
                                   =======      =======      =======        =======             =======

The accompanying notes are an integral part of these financial statements.



                                                                                    Page 2 of 2

                         UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                                 401(k) RETIREMENT THRIFT PLAN

                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  YEAR ENDED DECEMBER 31, 1994


                                 ----------Supplemental Information by Fund--------
                                                     Vanguard          Vanguard
                                    Vanguard       International         Total
                                      US              Growth             Bond
                                    Growth           Portfolio          Market
                                     Fund              Fund              Fund
                                    --------       -------------       --------
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
INVESTMENT INCOME:
  Net appreciation
   (depreciation) in fair value
   of investments (Note 3)             (1)             (178)               -
  Interest                             -                 -                 -
  Dividends                             1                46                -
                                   ------            ------             ------
                                       -               (132)               -

CONTRIBUTIONS:
 Employee                              56             1,540                -
                                   ------            ------             ------

   Total Additions                     56             1,408                -
                                   ------            ------             ------

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
 Distributions to participants         -              1,998                -

Net Transfers of Assets
 to (from) Other Funds                 -             (2,418)               -
                                   ------            ------             ------

NET INCREASE                           56             1,828                -

NET ASSETS AVAILABLE
 FOR BENEFITS:
   Beginning of Year                   -                 -                 -
                                   ------            ------             ------

   End of Year                         56             1,828                -
                                   ======            ======             ======


The accompanying notes are an integral part of these financial statements.


               UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS
             FOR THE PERIOD JANUARY 1, 1994 (DATE OF INCEPTION)
                         THROUGH DECEMBER 31, 1994



 1.   Description of Plan
      -------------------

 The following description of the Union Pacific Motor Freight Company 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan is a defined contribution plan covering employees of the Union Pacific Motor Freight Company (the Company) who are in a position of employment the terms of which are governed by a collective bargaining agreement entered into between the Company and a Union, to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, January 1, 1994. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

 Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

 Participant Accounts - Each participant's account is credited with the participant's contribution and allocation of the Plan earnings.
 Allocations are based on participant account balances.

 Vesting - Participants are at all times 100% vested in the value of their account.

 Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but not yet terminated employment.


 2.   Significant Accounting Policies
      -------------------------------

 The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments in the Union Pacific Company Stock Fund, Vanguard Wellington Fund and the Vanguard Index Trust-500 Portfolio Fund, Vanguard U.S. Growth and Vanguard International Growth Portfolio Fund, and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

3.   Investments
     -----------

 Plan participants may direct their contributions in various proportions to any of the four available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C - Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 portfolio mutual fund.

    Fund D - Vanguard Investment Contract Trust Fund - This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio - This fund consist of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consist of investment in the Vanguard Total Bond Market Mutual Fund.

 The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                                                        December 31, 1994
                                                Number of Units         Fair Value
                                                ----------------        ----------

Investments at Fair Value as
 Determined by Quoted Market
 Price:

 Union Pacific Company Stock Fund                  3,670.524              $27,602

 Vanguard Wellington Fund                          1,024.214               19,860

 Vanguard Index Trust -
   500 Portfolio Fund                                548.084               23,551

 Other                                                  --                  1,541
                                                                          -------
                                                                           72,554
 Other investments at estimated                                           -------
   fair value                                      6,327.390                6,327
                                                                          -------
Total Investments at Fair Value                                           $78,881
                                                                          =======

 During the period January 1, 1994 (Date of Inception) through December 31, 1994, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $6,412 as follows:


 Net Change in Fair Value:                                       1994
                                                                 ----
 Investments at Fair Value as Determined
   by Quoted Market Price:

      Union Pacific Company Fund                               $(5,575)

      Mutual Funds                                                (837)
                                                               -------
 Net change in fair value                                      $(6,412)
                                                               ========


 4.   Plan Administration
      -------------------

 The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.


 5.   Tax Status
      ----------

 The Plan obtained a tax determination letter dated September 16, 1994, in which the Internal Revenue Service stated that the Plan, as then designed was incompliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Plan's financial statements.


 6.   Plan Termination
      ----------------

 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.



               UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

        Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             DECEMBER 31, 1994



         Column B                   Column C                  Column D        Column E

                                    Description of
                                    Investment, Including
                                    Collateral, Rate of
                                    Interest, Maturity
Identity of Issue, Borrower,        Date, Par or Maturity                      Current
 Lessor or Similar Party            Value                       Cost            Value
- ----------------------------        ---------------------       ----           -------

Union Pacific Company Stock
 Fund*                                  3,670.524 units        $33,177         $27,602

Vanguard Wellington Fund*               1,024.214 units         20,389          19,860

Vanguard Index Trust-
 500 Portfolio Fund*                      548.084 units         23,734          23,551

Vanguard Investment Contract
 Trust Fund*                             6,327.390 units         6,327           6,327

Vanguard U.S. Growth Fund*                   3.652 units            57              56

Vanguard International Growth
 Portfolio Fund*                           110.594 units         1,542           1,485
                                                               -------         -------

                                                               $85,226         $78,881
                                                               =======         =======

*Represents a party-in-interest


               UNION PACIFIC MOTOR FREIGHT COMPANY AGREEMENT
                  EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

              Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                       YEAR ENDED DECEMBER 31, 1994


Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:


Column A               Column B                  Column C       Column D       Column E  Column F           Column G

                                                                           Total          Total
                                                                           Dollar         Dollar
Identity of Party                              Number of     Number of     Value of       Value of      Net Gain
    Involved          Description of Asset     Purchases     Sales         Purchases      Sales         or (Loss)
- -----------------     --------------------     ---------     ----------    ---------      --------      ---------
Vanguard Fiduciary    Union Pacific Company
Trust Company          Stock Fund*                 28             -         $33,177        $   -         $   -

Vanguard Fiduciary    Vanguard
Trust Company          Wellington Fund*            27             -         $20,389        $   -         $   -

Vanguard Fiduciary    Vanguard Index Trust-
Trust Company          500 Portfolio Fund*         28             2         $26,098        $2,418        $  57

Vanguard Investment   Vanguard Investment
Trust Company          Contract Trust Fund*        34             1         $ 7,011        $  684        $  -

Vanguard Investment   Vanguard International
Trust Company          Growth Portfolio Fund*       9             1         $ 3,662        $1,999        $(121)


* Represents a party-in-interest
